INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of January 18, 2013 (this “Agreement”) and is among Centaur Guernsey L.P. Inc., a Guernsey limited partnership (“Centaur”) (acting by its general partner Chiron Guernsey GP Co. Limited, a Guernsey limited company (“Chiron”)), Chiron (in its own capacity), Kinetic Concepts, Inc., a Texas corporation (“KCI”), KCI USA, Inc., a Delaware corporation (“KCI USA”), LifeCell Corporation, a Delaware corporation (“LifeCell”; each of Centaur, Chiron, KCI, KCI USA and LifeCell, a “Company”, and, collectively, the “Companies”) and Lisa N. Colleran (“Indemnitee”).
Background
The Companies believe that in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Companies or their affiliates.
The Companies desire and have requested Indemnitee to serve as a director of Chiron Holdings GP, Inc., a Delaware corporation and the general partner of the indirect parent of the Companies (“Chiron Holdings GP”) and each of Chiron and LifeCell, and, in order to induce the Indemnitee to serve as a director of each of Chiron Holdings GP, Chiron and LifeCell, the Companies are willing to grant the Indemnitee the indemnification provided for herein. Indemnitee is willing to so serve on the basis that such indemnification be provided.
The parties to this Agreement desire to set forth their agreement regarding, among other things, indemnification and the advancement of expenses.
In consideration of Indemnitee’s service to the Companies and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Indemnification.
To the fullest extent permitted by the Companies (Guernsey) Law, 2008 (as emended) (“Guernsey Law”), the General Corporation Law of the State of Delaware (the “DGCL”) or the Texas Business Organizations Code (the “TBOC”), whichever is greater (except to the extent that such indemnification may be prohibited by Guernsey Law, the DGCL or the TBOC):

(a)    The Companies shall, jointly and severally, indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of a Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of each of Chiron Holdings GP, Chiron and LifeCell, or while serving as a director or officer of any of Chiron Holdings GP, Chiron or LifeCell, is or was serving or has agreed to serve at the request of a Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity.
(b)    The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals.

Section 2.        Advance Payment of Expenses. To the fullest extent permitted by Guernsey Law, the DGCL or the TBOC, whichever is greater (except to the extent that such indemnification may be prohibited by Guernsey Law, the DGCL or the TBOC), the Companies agree, jointly and severally to pay expenses (including attorneys’ fees) incurred by Indemnitee in appearing at, participating in or defending any action, suit or proceeding or in connection with an enforcement action as contemplated by Section 3(e), in advance of the final disposition of such action, suit or proceeding within 30 days after receipt by the Companies of a statement or statements from Indemnitee requesting such advance or advances from time to time. The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Companies in respect thereof. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 7.

Section 3.    Procedure for Indemnification; Notification and Defense of Claim.
(a)    Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Companies hereunder, notify the Companies in writing of the commencement thereof. The failure to promptly notify the Companies of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Companies from any liability that it may have to Indemnitee hereunder, except to the extent the Companies are actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure. To obtain indemnification under this Agreement, Indemnitee shall submit to the Companies a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Companies to determine whether and to what extent Indemnitee is entitled to indemnification.
(b)    With respect to any action, suit or proceeding of which the Companies are so notified as provided in this Agreement, the Companies shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Companies, the Companies will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Companies. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Companies setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Companies and Indemnitee with respect to a significant issue, then the Companies will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Companies will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Companies.
(c)    To the fullest extent permitted by Guernsey Law, the DGCL or the TBOC, whichever is greater (except to the extent that such indemnification may be prohibited by Guernsey Law, the DGCL or the TBOC), the Companies’ assumption of the defense of an action, suit or proceeding in accordance with paragraph 3(b) will constitute an irrevocable acknowledgement by the Companies that any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Companies under Section 1 of this Agreement.
(d)    The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Companies’ receipt of a request for indemnification in accordance with Section 3(a). If the Companies determine that Indemnitee is entitled to such indemnification or, as contemplated by paragraph 3(c) the Companies have acknowledged such entitlement, the Companies will make payment to Indemnitee of the indemnifiable amount within such 30 day period. If the Companies are not deemed to have so acknowledged such entitlement or the Companies’ determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30 day period, the requisite determination of entitlement to indemnification shall, subject to Section 7, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under Guernsey Law, the DGCL or the TBOC.
(e)    In the event that (i) the Companies determine in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Companies deny a request for indemnification, in whole or in part, or fail to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30 day period, (iv) advancement of expenses is not timely made in accordance with Section 2, or (v) the Companies or any other person take or threaten to take any action to declare this Agreement void or unenforceable, or institute any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication pursuant to Section 19 of his or her entitlement to such indemnification or advancement of expenses. Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Companies to the fullest extent permitted by Guernsey Law, the DGCL or the TBOC, whichever is greater (except to the extent that such indemnification may be prohibited by Guernsey Law, the DGCL or the TBOC).
Section 4.    Insurance and Subrogation.
(a)    The Companies may purchase and maintain a policy or policies of insurance, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of Chiron Holdings GP, Chiron or LifeCell, or while serving as a director or officer of any of Chiron Holdings GP, Chiron or LifeCell, is or was serving or has agreed to serve at the request of a Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not a Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Companies have such insurance in effect at the time the Companies receive from Indemnitee any notice of the commencement of an action, suit or proceeding, the Companies shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Companies shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.
(b)    Subject to Section 10(b), in the event of any payment by the Companies under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Companies to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Companies shall be jointly and severally obligated to pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
(c)    Subject to Section 10(b), the Companies shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and ERISA excise taxes or penalties) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.
Section 5.        Change in Control. The Companies agree that if there is a change in control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and advancement of expenses under this Agreement, any other agreement or the certificate of incorporation or by-laws of Chiron Holdings GP, Chiron or LifeCell, as applicable, now or hereafter in effect, the Companies shall seek legal advice only from independent counsel selected by Indemnitee and approved by the Board of Directors of Chiron Holdings GP (which approval shall not be unreasonably withheld). In addition, upon written request by Indemnitee for indemnification pursuant to Section 3(a), a determination, if required by Guernsey Law, the DGCL or the TBOC, with respect to Indemnitee's entitlement thereto shall be made by such independent counsel in a written opinion to the Board of Directors of Chiron Holdings GP, a copy of which shall be delivered to Indemnitee. The Companies agree to pay the reasonable fees of the independent counsel referred to above.
Section 6.        Certain Definitions. For purposes of this Agreement, the following definitions shall apply:
(a)    The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative.
(b)    The term “Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act of 1933, as amended, and any investment fund, vehicle or holding company that is directly or indirectly managed or advised by any Affiliate or common advisor of such Person.
(c)    The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of any of Chiron Holdings GP, Chiron or LifeCell, or while serving as a director or officer of any of Chiron Holdings GP, Chiron or LifeCell, is or was serving or has agreed to serve at the request of a Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.
(d)     The term “change in control” means (i) the sale (whether by merger, recapitalization or other sale or business combination transaction) of all or substantially all of the assets of the Partnership (as defined below), or any of Chiron Holdings GP, Chiron, Centaur or LifeCell, to any Person (or group of Persons acting in concert), other than to (A) the Investors (as defined below) or their Affiliates or (B) any employee benefit plan (or trust forming a part thereof) maintained by the Partnership or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Partnership; or (ii) a merger, recapitalization or other sale or business combination transaction by the Partnership, or its limited partners, or any of Chiron Holdings GP, Chiron, Centaur or LifeCell, or any of their respective Affiliates, to a Person (or group of Persons acting in concert) of equity interests that results in any Person (or group of Persons acting in concert) owning, directly or indirectly, more of the equity interests of the Partnership or any of Chiron Holdings GP, Chiron or LifeCell (or any resulting company after a merger or business combination transaction) than is collectively owned, directly or indirectly, by the Investors.
(e)    The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Companies or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.
(f)    The term “Investors” means (i) the Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., Apax Europe VII-1, L.P., Apax US VII, L.P. Chiron A S.à r.l., Chiron B1 S.à r.l., Chiron US S.à r.l., Eagle AIV LP and their Affiliates, (ii) CPP Investment Board Private Holdings Inc. and its Affiliates and (iii) Port-aux-Choix Private Investments II Inc. and its Affiliates.
(g)    The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.
(h)    The term the “Partnership” means Chiron Guernsey Holdings L.P. Inc., a Guernsey limited partnership.
(i)    The term “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.
Section 7.        Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Companies shall not be obligated pursuant to this Agreement:
(a)    Claims Initiated by Indemnitee. Prior to a change in control, to indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to any compulsory counterclaim brought by Indemnitee or an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by the provisions of Section 7(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of Chiron Holdings GP, Chiron or LifeCell, as applicable.
(b)    Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in such action, suit or proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by Guernsey Law, the DGCL or the TBOC, whichever is greater (except to the extent that such indemnification may be prohibited by Guernsey Law, the DGCL or the TBOC)), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 7(b) is intended to limit the Companies’ obligations with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 2.
(c)    Fraud or Willful Misconduct. To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to have been knowingly fraudulent or constitute willful misconduct.
(d)    Prohibited by Law. To indemnify Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction to be prohibited by law and as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be prohibited by law.
Section 8.        Certain Settlement Provisions. The Companies shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Companies’ prior written consent. The Companies shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent. Neither the Companies nor Indemnitee will unreasonably withhold his, her, its or their consent to any proposed settlement.
Section 9.        Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Companies shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Companies or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of any of Chiron Holdings GP, Chiron or LifeCell, or while serving as a director or officer of any of Chiron Holdings GP, Chiron or LifeCell, is or was serving or has agreed to serve at the request of a Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.
Section 10.    Contribution; Jointly Indemnifiable Claims.
(a)    In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Companies shall, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in this Agreement.
(b)    Given that certain jointly indemnifiable claims may arise due to the service of the Indemnitee as a director of any of Chiron Holdings GP, Chiron or LifeCell at the request of the Indemnitee-related entities, the Companies acknowledge and agree that the Companies shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-related entities. Under no circumstance shall the Companies be entitled to any right of subrogation or contribution by the Indemnitee-related entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Companies hereunder. In the event that any of the Indemnitee-related entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Companies, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights. The Companies and Indemnitee agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section10(b), entitled to enforce this Section 10(b) as though each such Indemnitee-related entity were a party to this Agreement. For purposes of this Section 10(b), the following terms shall have the following meanings:
(i)    The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than Chiron Holdings GP, Chiron or LifeCell) or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise Indemnitee has agreed, on behalf of a Company or at a Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Companies may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).
(ii)    The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Companies pursuant to Guernsey Law, the DGCL or the TBOC, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of any of Chiron Holdings GP, Chiron or LifeCell, as applicable, or the Indemnitee-related entities, as applicable.
Section 11.    Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, or sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received. Notice to the Companies shall be directed to John Bibb, Attention: Executive Vice President, General Counsel, 12930 IH 10 West, San Antonio, Texas 78249, email: John.Bibb@kci1.com, facsimile: (210) 255-767.

Section 12.    Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, in any court in which a proceeding is brought, the certificate of incorporation or by-laws of Chiron Holdings GP, Chiron or LifeCell, as applicable, other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee. The rights contained and granted in this Agreement are in addition to the rights contained and granted in the by-laws of any of Chiron Holdings GP, Chiron or LifeCell, as applicable, and in applicable laws and, in the event of a conflict, this Agreement shall prevail over the by-laws of any of Chiron Holdings GP, Chiron or LifeCell, as applicable, and to the maximum extent legally possible, over applicable laws. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the by-laws and/or this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.
Section 13.    No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director of any of Chiron Holdings GP, Chiron or LifeCell or the Companies or in the employ of any of Chiron Holdings GP, Chiron or LifeCell or the Companies. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director, officer, employee or agent of any of Chiron Holdings GP, Chiron or LifeCell or the Companies.
Section 14.    Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent permitted by Guernsey Law, the DGCL or the TBOC, whichever is greater (except to the extent that such indemnification may be prohibited by Guernsey Law, the DGCL or the TBOC).
Section 15.    Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.
Section 16.    Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, except pursuant to Section 5(b), this Agreement may not be terminated by the Companies without Indemnitee’s prior written consent.
Section 17.    Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Subject to Section 5(b), the Companies shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Companies, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Companies would be required to perform if no such succession had taken place.
Section 18.    Duration. This Agreement shall continue for so long as Indemnitee serves as a director of any of Chiron Holdings GP, Chiron or LifeCell or as a director or officer of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of a Company, and thereafter shall survive until and terminate upon the later to occur of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director of any of Chiron Holdings GP, Chiron or LifeCell or as a director or officer of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of a Company; (b) the final termination of all pending actions, suits or proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder; or (c) the expiration of all statutes of limitation applicable to possible claims arising out of Indemnitee's status as a director or officer of any of Chiron Holdings GP, Chiron or LifeCell or as a director or officer of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of a Company.
Section 19.    Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the Delaware without regard to the principles of conflict of laws. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Companies of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary. Notwithstanding the foregoing, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association in connection with any matter arising out of Section 3(e) hereof. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to Section 3(e), or such right shall expire. The Companies agree not to oppose Indemnitee's right to seek any such adjudication or award in arbitration.
Section 20.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that all parties are not signatories to the original or same counterpart.

Section 21.    Headings and Section References. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references are to this Agreement unless otherwise specified.

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This Indemnification Agreement has been duly executed and delivered to be effective as of the date stated above.

CENTAUR GUERNSEY L.P. INC. (acting by its general partner, CHIRON GUERNSEY GP CO. LIMITED)
CHIRON GUERNSEY GP CO. LIMITED
KINETIC CONCEPTS, INC.
KCI USA, INC.
LIFECELL CORPORATION

By	/s/John T. Bibb Name: John T. Bibb Title: Authorized Agent

INDEMNITEE:

/s/Lisa N. Colleran
Name: Lisa N. Colleran